1
Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to

the incorporation by reference in the Registration Statement on Form S-3D (Registration

No. 333-20683) and the
Registration Statements on Form S-8 (Registration Nos. 333-36693

and 333-256134) of Capital City Bank Group, Inc.
(Company) of our report dated March 13, 2024 (except as to the effects of the restatement discussed in Note 1, as to which the
date is July 12, 2024) on our audits of the consolidated financial statements of the Company as of December 31, 2023 and 2022,
and for each of the years in the three-year period ended December 31, 2023, which report is included in this Annual Report on
Form 10-K/A. We

also consent to the incorporation by reference of our report dated March 13,

2024 (except as to the material
weakness, as to which the date is July 12, 2024), on our audit of the internal control over financial reporting of the Company as of
December 31, 2023, which report is included in this Annual Report on

Form 10-K/A.
Forvis Mazars, LLP
Little Rock, Arkansas
July 12, 2024